EXHIBIT (a)(xi)

The following is a simple translation of the powers of attorney authorization extracted from the minutes of the meeting of the Board of Directors of Edificio del Noroeste, S.A. de C.V., dated March 25, 2022, which has been inserted in the Public Deed No. 32,556 Volume No. 1,007, dated March 25, 2022, executed before the Notary Public of Obregon, Sonora, Mr. Carlos Serrano Patterson (Notary Public No. 64):

“Meeting of the Board of Directors of “Edificio del Noroeste, Sociedad Anonima de Capital Variable”, dated March 25, 2022.

In Obregon City, Sonora, at 12:00 p.m. on March 25, 2022, the members of the Board of Directors of Edificio del Noroeste, S.A. de C.V. (the “Company”) whose signatures appear on the attendance list attached to the file of these minutes met for the purpose of holding a meeting of the Board of Directors of the Company, to which they were duly summoned.

Mr. Javier R. Bours Castelo, Chairman of the Board of Directors of the Company, presided over the meeting and Mr. Arturo Bours Griffith, Secretary of the Board of Directors of the Company, acted as secretary.

Having ascertained the presence of the members of the Board of Directors that constitute the quorum required by Article Twelve of the Company’s bylaws, the Chairman called the meeting to order.

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The Board of Directors approved the matters contained in the preceding agenda and proceeded with the adoption of the resolutions indicated in each item.

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4. Discussion and, if applicable, approval of the authorization and granting of powers of attorney in connection with the offers

In the discussion of the fourth item on the agenda, the Chairman informed the Board of Directors of the need to obtain the necessary authorizations to carry out the operations and acts previously approved. The Chairman submitted for the consideration of the Board of Directors the approval of the granting of powers of attorney to carry out the aforementioned procedures.

The Board of Directors, after ample deliberation, adopted the following resolutions:

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“ELEVENTH. Rafael Robles Miaja, María Luisa Petricioli Castellón, Emilio Javier Miñon Mastachi, Jorge Jiménez Morales, Gustavo Rodríguez Aradillas and Armando Ramos Castro, are hereby appointed as delegates of the Company and of this Board of Directors, and granted a general power of attorney as to their powers, but special as to their purpose, to be exercised jointly or individually, for lawsuits and collections, acts of administration and acts of dominion in the terms of article 2554 of the Federal Civil Code and its correlative articles in the Civil Codes of the federal entities of the United Mexican States, in order to carry out each and every one of the acts approved by this Board of Directors, as well as any other related, linked or connected act.

The exercise of the power of attorney granted pursuant to this resolution shall include, without limitation, powers to (i) delegate, in whole or in part, the exercise of this power of attorney, (ii) select, revoke and/or change the financial institution or institutions acting as intermediaries, placement agents, commission agents, depositaries, trustees, as well as the advisors involved in the transactions approved herein, (iii) execute, in the name and on behalf of the Company, any agreements, contracts, instruments, agreements, requests, declarations, certifications, notices and other documents that may be necessary or convenient, with the persons referred to in (ii) of this paragraph and with other third parties, including, as the case may be, the holders of shares, which may include negative and affirmative covenants (iv) to amend, agree and agree upon the terms, conditions and characteristics of the covenants, contracts, agreements and other documents or instruments referred to in item (iii) of this paragraph or to rescind or terminate such covenants, (iii) of this paragraph, or to rescind or terminate such agreements, contracts or understandings, to carry out all the necessary procedures or formalities before all types of persons and institutions and national or foreign authorities, whether federal, state, municipal or of any other nature, in order to obtain the corresponding authorizations, licenses, consents, waivers, permits or registrations in connection with the operations approved herein; including, without limitation, any applications, procedures or proceedings before the national banking and securities commission, the federal commission of economic competition, the U.S. Securities and Exchange Commission, or any other authority, S. D. Indeval, Institucion para el deposito de valores S.A. de C.V., the Bolsa Mexicana de Valores S.A.B. de C.V., the Bolsa Mexicana de Valores S.A.B. de C.V. and any foreign stock exchange, (vi) approve and subscribe the respective prospectuses, prospectuses or offering documents, as well as any other documents that may be prepared and/or distributed in connection with the offering and acquisition of the shares approved herein, (vii) acquire in ownership and liquidate the shares subject to the transactions approved herein, (viii) to execute the agreements, contracts and other documents that may be necessary to carry out said acquisition and liquidation, (ix) to determine the terms, times, procedures and other terms and conditions of the offers herein approved, and (x) to carry out the other convenient or necessary acts in connection with the operations approved in these resolutions.

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Signatures: Francisco Javier R. Bours Castelo.- President.- Signed.- Arturo Bours Griffith.- Secretary.- Signed.- Rosa Amelia Iribe Salas (commissioner).- Signed. “- I attest that the foregoing certified copies faithfully agree with notarized copies that I had in my possession and return to the presenter.- Notary Public No. 64.- Notary Public Carlos Serrano Patterson. Signature and Seal of the Notary.””

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